                                                                                AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                                                                       March 1, 2004
                                                                                                              Page 4

                                                                                                Exhibit (i)

[Letterhead of Piper Rudnick LLP]                                                                  6225 Smith Avenue
                                                                                      Baltimore, Maryland 21209-3600
                                                                                 main 410.580.3000  fax 410.580.3001

                                                   March 1, 2004

AMERICAN SKANDIA ADVISOR FUNDS, INC.
One Corporate Drive, 4th Floor
Shelton, Connecticut  06484

                                        Registration Statement on Form N-1A
                                        -----------------------------------

Ladies and Gentlemen:

         We have served as special  Maryland  counsel to American  Skandia  Advisor  Funds,  Inc. (the "Fund"),  in
connection  with the  registration  by the Fund of shares (the  "Shares") of its Common Stock,  par value $.001 per share (the  "Common  Stock"),  divided  into the  twenty-three  series,  each  representing  a portfolio  listed in
Schedule A hereto,  with each series  having five  classes,  designated  as the Class A, Class B, Class C, Class X, and New Class X Common  Stock,  respectively,  pursuant to a  Post-Effective  Amendment to the Fund's  Registration
Statement on Form N-1A (File Nos.  333-23017  and  811-08085)  (the  "Registration  Statement"),  to be filed on or about March 1, 2004 with the  Securities and Exchange  Commission  (the  "Commission")  under the Securities Act of
1933,  as amended (the "1933  Act"),  and the  Investment  company Act of 1940,  as amended.  This opinion is being rendered at your request in connection with the filing of the Registration Statement.

         In rendering the opinion expressed herein,  we have reviewed  originals or copies,  certified or otherwise identified to our satisfaction, of the following documents:

                  (a)  The  Charter of the Fund,  as  amended,  corrected,  and  supplemented  to the date hereof  (the  "Charter"),  certified  by the State  Department  of  Assessments  and  Taxation of
         Maryland (the "MSDAT").

                  (b)  The By-Laws of the Fund in effect on the date hereof.

                  (c)  The Registration Statement.

                  (d)  The   proceedings   of  the  Board  of  Directors  of  the  Fund  relating  to  the organization of the Fund, the  authorization of the  Registration  Statement and the transactions contemplated  thereby,  and the  authorization  and issuance of the Shares in accordance with the
         Registration Statement.

                  (f)  A short-form Good Standing Certificate, dated a recent date, issued by the MSDAT.

                  (g)  Such  other  statutes,  certificates,  instruments,  and documents  relating to the
         Fund and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid documents,  we have assumed,  without independent  investigation,  the genuineness  of all  signatures,  the legal  capacity of all  individuals  who have  executed any of the  aforesaid documents,  the conformity of final documents in all material  respects to the versions thereof  submitted to us in draft form, the  authenticity of all documents  submitted to us as originals,  the conformity with originals of all documents  submitted to us as copies (and the  authenticity of the originals of such copies),  the absence of other agreements  or  understandings  among the parties that would modify the terms of the proposed  transactions  or the respective  rights or  obligations  of the parties  thereunder,  and the  accuracy and  completeness  of all public records  reviewed by us. As to any facts  material to this  opinion  which we did not  independently  establish  or verify, we have relied solely on the Certificate.

         Based upon the foregoing,  subject to the additional assumptions,  qualifications,  and limitations below, having  regard for such legal  considerations  as we deem  relevant,  and  limited in all  respects  to  applicable
Maryland law, we are of the opinion and advise you that:

                  (1)  The Fund is duly  incorporated  and is validly  existing as a  corporation  in good standing under the laws of the State of Maryland.

                  (2)  The  Shares to be issued by the Fund pursuant to the  Registration  Statement  have been duly  authorized  and,  when issued as  contemplated  in the  Registration  Statement and in accordance with the resolutions  authorizing their issuance,  will be validly issued, fully paid, and nonassessable.

         In addition to the  qualifications  set forth  above,  this  opinion is subject to the  following  further assumptions, qualifications, and limitations:

                  (A)  We  have made no  investigation  of,  and we  express no opinion as to, the laws of any  jurisdiction  other  than  the  laws of the  State  of  Maryland.  To the  extent  that  any documents referred to herein are governed by the laws of a jurisdiction  other than Maryland,  we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

                  (B)  This  opinion  concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently  in effect.  We assume no  obligation  to supplement  this opinion if any  applicable  laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

                  (C)  We  express no opinion as to compliance  with the  securities  (or "blue sky") laws of the State of Maryland.

                  (D)  We  assume that the  issuance of the Shares will not cause the Fund to issue shares of its  Common  Stock of any class or series in excess of the  number of shares of such  class or series authorized by the Charter at the time of issuance of the Shares.

                  (E)  This  opinion is limited to the  matters  set forth  herein,  and no other  opinion should be inferred beyond the matters expressly stated.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement.  In giving this consent,  we do not thereby  admit that we are within the category of persons whose consent is required  under
Section 7 of the 1933 Act or the rules and regulations of the Commission  promulgated  thereunder.  This opinion is solely for your use in connection with the  Registration  Statement and may not be relied on by any other person or in any other connection without our prior written approval.

                                                     Very truly yours,

                                                     /s/ Piper Rudnick LLP

                                                                                                         Schedule A

                            List of Portfolios of American Skandia Advisor Funds, Inc.

         Authorized Shares              Portfolio Name
         -----------------              --------------

         150,000,000 shares             ASAF PBHG Small-Cap Growth Fund

         150,000,000 shares             ASAF Gabelli Small-Cap Value Fund

         300,000,000 shares             ASAF Goldman Sachs Concentrated Growth Fund

         150,000,000 shares             ASAF INVESCO Capital Income Fund

         150,000,000 shares             ASAF American Century Strategic Balanced Fund

         150,000,000 shares             ASAF Federated High Yield Bond Fund

         250,000,000 shares             ASAF PIMCO Total Return Bond Fund

         1,800,000,000 shares           ASAF Money Market Fund

         150,000,000 shares             ASAF William Blair International Growth Fund

         150,000,000 shares             ASAF Alliance Growth and Income Fund

         150,000,000 shares             ASAF Neuberger Berman Mid-Cap Value Fund

         300,000,000 shares             ASAF Marsico Capital Growth Fund

         150,000,000 shares             ASAF MFS Growth with Income Fund

         150,000,000 shares             ASAF Sanford Bernstein Managed Index 500 Fund

         150,000,000 shares             ASAF Strong International Equity Fund

         150,000,000 shares             ASAF DeAM Small-Cap Growth Fund

         150,000,000 shares             ASAF Goldman Sachs Mid-Cap Growth Fund

         150,000,000 shares             ASAF INVESCO Technology Fund

         150,000,000 shares             ASAF ProFund Managed OTC Fund

         150,000,000 shares             ASAF INVESCO Health Sciences Fund

         150,000,000 shares             ASAF T. Rowe Price Tax Managed Fund

         150,000,000 shares             ASAF Sanford Bernstein Core Value Fund

         150,000,000 shares             ASAF Large-Cap Growth Fund